Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of KMG Chemicals, Inc. (the “Company”) of our report dated October 14, 2009, with respect to the consolidated financial statements of the Company as of July 31, 2009 and 2008, and for each of the three years in the period ended July 31, 2009, included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2009.

Houston, Texas
February 3, 2010